Exhibit 10.31
INTERCOMPANY LOAN

This Intercompany Loan (“Agreement”) is made this August 1, 2022, by and between:

Eve UAM, LLC. a Delaware corporation with its principal place of business in Florida (“Lender”);

and

EMBRAER AIRCRAFT HOLDING, INC, a Delaware corporation with its principal place of business in Florida (“Borrower”).

NOW THEREFORE, Lender and Borrower (“Parties”) agree as follows:

FIRST CLAUSE - THE LOAN

Lender will loan Borrower the aggregate amount of up to USD 81,000,000.00 (eighty one million United States dollar) (“Total Amount”) which may be disbursed in one or more payments until August 30, 2022.

SECOND CLAUSE - THE INTEREST

The effective applicable interest rate is 4.89% per annum.

THIRD CLAUSE - THE PAYMENT

Unless otherwise agreed by the Parties, the Loan, principal plus interest accrued, will be paid by Borrower to Lender on August 1st, 2023 (“Maturity Date”).

First paragraph

The Maturity Date may be extended subject to mutual and written agreement of the Parties.  At such time, the effective applicable interest rate will be adjusted to reflect the average interest rate range given credit rating and the maturity date defined by a yield curve related to companies that have operational characteristics and a credit risk profile similar to Borrower’s.

Second paragraph

In case the Maturity Date falls on Saturday, Sunday or U.S. holiday the Maturity Date will be the following business day.

Third paragraph

The Loan and the interest will be paid by Borrower free, clear and net of any taxes, levies, deductions, charges and withholdings, to Lender by wire transfer of immediately available United States dollar funds to a bank account to be timely informed by Lender to Borrower.

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Fourth paragraph

The Borrower can make, at any time, partial or total payment of the Loan, (“Prepayment”).

Fifth paragraph

The Lender can request, at any time, partial or total payment of the Loan.

FOURTH CLAUSE – MISCELLANEOUS

Counterparts

This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which taken together will constitute one and the same Agreement.

Anti-Corruption Clause

Each Party represents to the other Party that it has complied, and will continue to comply, with relevant anti-corruption and anti-money laundering laws to the extent that they apply to such Party’s obligations and activities stipulated in this Agreement. Each Party further represents that, in all matters relating to this Agreement, it has acted, and will continue to act in strict compliance with internationally accepted ethical and business integrity standards. Each Party represents to the other Party that (i) such Party has a code of ethics (or functionally equivalent document) and/or an anticorruption policy (or functionally equivalent document) (“Code”) which guides the conduct of its officers and employees, (ii) such Code contains anti-corruption provisions consistent with internationally accepted ethical and business integrity standards, and (iii) such Party maintains internal procedures reasonably designed and conceived to enforce and promote the compliance with the anti-corruption provisions of the Code, which includes, inter alia, training, monitoring, auditing and disciplining provisions.

Applicable Law

This Agreement will be construed in accordance with, and its performance will be governed by the laws of the State of Florida, USA.

Jurisdiction

Any dispute arising out of, or relating to, this Agreement shall be subject to the exclusive venue of the United States District Court for the Middle District of Florida or the Eighteenth Judicial Circuit, in Brevard County, Florida.

Furthermore, to the fullest extent permitted by applicable law, each Party hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit action or proceeding any claim that it is not personally subject to the jurisdiction of the above named courts, that the lawsuit or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

IN WITNESS WHEREOF, the Parties hereto acting through their duly authorized representatives have caused this Agreement to be signed in their respective names.

EVE UAM, LLC

/s/ Eduardo Siffert Couto              /s/ Luiz Felipe Ribeiro Valentini

Name: Eduardo Siffert Couto        Name: Luiz Felipe Ribeiro Valentini

EMBRAER AIRCRAFT HOLDING, INC.

/s/ Gary Kretz                                                       /s/ Michael Klevens

Name: Gary Kretz                                              Name: Michael Klevens

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